Exhibit 3.1

CERTIFICATE OF DESIGNATIONS OF SERIES B PREFERRED STOCK OF
AMERICAN BANKNOTE CORPORATION

               CERTIFICATE OF DESIGNATIONS
                           OF
               SERIES B PREFERRED STOCK
                           OF
                          AMERICAN BANKNOTE CORPORATION
               CERTIFICATE OF DESIGNATIONS
                           OF
               SERIES B PREFERRED STOCK
                           OF
                          AMERICAN BANKNOTE CORPORATION


           Pursuant to Section 151 of the Delaware
                General Corporation Law


          I, Harvey J. Kesner, General Counsel, Executive Vice President and Secretary of American Banknote Corporation, a corporation organized and existing under the Delaware General Corporation Law (the "Company"), in accordance with the provisions of Section 151 of such law, DO HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors on July 22, 1998 adopted the following resolution which creates a series of 2,500,000 shares of Preferred Stock designated as Series B Preferred Stock, as follows:

          RESOLVED, that pursuant to Section 151(g) of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Company in accordance with the provisions of ARTICLE FOURTH of the Certificate of Incorporation of the Company, a series of Preferred Stock of the Company be, and hereby is, created, and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting such series shall be 2,500,000.

          Section 2.  Dividends and Distributions.
          (A)  In the event the Company shall, at any time after
the issuance of any share of Series B Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property, or in shares of capital stock of the Company (other than Common Stock and any other capital stock of the Company entitled to vote generally in the election of directors ("Voting Stock")) or in rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, then, and in each such event, the Company shall simultaneously make on each then outstanding share of Series B Preferred Stock of the Company a distribution, in like kind, equal to such distribution made on a share of Common Stock.

          (B) In the event the Company shall, at any time after the issuance of any share of Series B Preferred Stock, make any distribution on the shares of Common Stock of the Company of rights or warrants to acquire additional shares of Common Stock, including any debt security convertible into or exchangeable for any such share, then, and in each such event, the Company shall simultaneously make on each then outstanding share of Series B Preferred Stock a distribution of rights, warrants or debt securities entitling the holder of the Series B Preferred Stock to acquire or receive upon conversion or exchange the same number of shares of Series B Preferred Stock upon the same terms and conditions as the rights, warrants or debt securities distributed to the holders of the Common Stock.

          (C) In the event the Company shall, at any time after the issuance of any share of Series B Preferred Stock, make any distribution on the shares of Common Stock of the Company of rights or warrants to acquire additional shares of Voting Stock, including any debt security convertible into or exchangeable for any such share, then, and in each such event, the Company shall simultaneously make on each then outstanding share of Series B Preferred Stock a distribution of rights, warrants or debt securities entitling the holder of the Series B Preferred Stock to acquire or receive upon conversion or exchange the same number of shares of a security identical to the Voting Stock except that such security shall not have any voting rights greater than the voting rights of the Series B Preferred Stock (the "Non-Voting Stock") upon the same terms and conditions as the rights, warrants or debt securities distributed to the holders of the Common Stock.

          (D) The distributions on the Series B Preferred Stock to which holders thereof are entitled pursuant to Sections 2(A) (B) and/or (C) above are hereinafter referred to as "Dividends".

          (E) In the event the Company shall, at any time after the issuance of any share of Series B Preferred Stock, declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock or Voting Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case a provision shall be made, as applicable, for either (i) a dividend or distribution on the Series B Preferred Stock payable in shares of Series B Preferred Stock or Non-Voting Stock, as the case may be, equal to, on a per share basis, the number of shares of Common Stock or Voting Stock paid on each share of Common Stock, or (ii) a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Series B Preferred Stock (each, a "Capital Adjustment"), which Capital Adjustment shall be effected in the same proportion as the adjustment that is made to the Common Stock.

          (F) The Company shall declare each Dividend and effect each Capital Adjustment at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid, or effects a capital adjustment in respect of the Common Stock.

          Section 3.  Voting Rights.
          (A) Subject to the provisions of Sections 10 and 3(B), holders of shares of Series B Preferred Stock shall not be entitled to vote upon any matter upon which stockholders of the Company are entitled to vote, except to the extent required by law, in which case holders of record of shares of Series B Preferred Stock shall have only such voting rights as are required by law.

          (B) In the event that distributions on the Series B Preferred Stock to which holders thereof are entitled pursuant to Sections 2(A), (B) and/or (C) shall not have been paid or set aside for payment for four or more quarterly dividend periods, whether consecutive or not, the holders of record of Preferred Stock of the Company of all series (including the Series B Preferred Stock), other than any series in respect of which such right is expressly withheld by the Certificate of Incorporation or the authorizing resolutions included in any Certificate of Designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the By-laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all unpaid distributions upon the outstanding shares of Series B Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. The holders of shares of Series B Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all unpaid distributions upon the outstanding shares of Series B Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

          (C) Notwithstanding the foregoing, the Series B Preferred Stock is not considered "Voting Stock" as such term is defined in the Company's Rights Agreement (the "Rights Agreement"), dated as of March 24, 1994, between the Company and Chemical Bank, as Rights Agent.

          Section 4. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

          Section 5. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior upon liquidation, dissolution or winding up to the Series B Preferred Stock unless the holders of shares of Series B Preferred Stock shall have received for each share of Series B Preferred Stock an amount equal to the greater of (i) $.01 and
(ii) the amount to be distributed per share to holders of Common Stock.

          Section 6. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged.

          Section 7. No Redemption. The shares of Series B Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series B Preferred Stock in any other manner permitted by law, the provisions hereof and the Certificate of Incorporation of the Company.

          Section 8. Ranking. Unless otherwise provided in the Certificate of Incorporation of the Company or a Certificate of Designations relating to a subsequent series of preferred stock of the Company, the Series B Preferred Stock shall rank (i) junior to the Company's Series A Junior Preferred Stock and all other series of the Company's preferred stock as to the payment of dividends and junior to all other series of the Company's preferred stock (other than the Company's Series A Junior Preferred Stock) as to the distribution of assets on liquidation, dissolution or winding up, (ii) on a parity with the Company's Series A Junior Preferred Stock as to the distribution of assets on liquidation, dissolution or winding up and on a parity with the Common Stock as to the payment of dividends and (iii) senior to the Common Stock as to the distribution of assets on liquidation, dissolution or winding up.

          Section 9.  Mandatory Conversion.
          (A) Subject to the provisions of Section 9(C) below,
all outstanding shares of Series B Preferred Stock and Non-Voting Stock shall automatically be converted (the "Mandatory Conversion") at the option of the
Company effective as of a date determined by the Company (the "Mandatory Conversion Date") into an equal number of shares of Common Stock and Voting Stock, respectively, of the Company. All holders of record of shares of Series B Preferred Stock and Non-Voting Stock will be given written notice of the Mandatory Conversion Date and the place designated for Mandatory Conversion of all such shares of Series B Preferred Stock and Non-Voting Stock pursuant to this Section 9. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series B Preferred Stock and Non-Voting Stock at such holder's address last shown on the records of the transfer agent for the Series B Preferred Stock and Non-Voting Stock (or the records of the Company, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series B Preferred Stock and Non-Voting Stock shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock or Voting Stock, respectively, to which such holder is entitled pursuant to this Section 9. On the Mandatory Conversion Date, all rights with respect to the Series B Preferred Stock or Non-Voting Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or Voting Stock, as the case may be, into which such Series B Preferred Stock has been converted, and payment of any declared or accrued but unpaid dividends thereon. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series B Preferred Stock or Non-Voting Stock, as the case may be, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of shares of Common Stock or Voting Stock, respectively, issuable on such conversion in accordance with the provisions hereof.

          (B) Subject to the provisions of Section 9(C) below, all holders of record of shares of Series B Preferred Stock shall have the option, upon notice to the Company, to convert any or all of their shares of Series B Preferred Stock, and their shares of Non-Voting Stock on a pro rata basis, into an equal number of shares of Common Stock and Voting Stock, respectively, of the Company ("Optional Conversion") effective on the date specified in each such holder's notice to the Company. Upon the giving of such notice, such holder of shares of Series B Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Company and shall thereafter receive certificates for the number of shares of Common Stock and Voting Stock, as applicable, to which such holder is entitled pursuant to this Section 9. On the effective date of the Optional Conversion, all rights with respect to the Series B Preferred Stock and Non-Voting Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock and Voting Stock, as applicable, into which such Series B Preferred and Non-Voting Stock has been converted, and payment of any declared or accrued but unpaid dividends thereon. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the effective date of the Optional Conversion and the surrender of the certificate or certificates for Series B Preferred Stock and Non-Voting Stock, as applicable, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of shares of Common Stock and Voting Stock, as applicable, issuable on such conversion in accordance with the provisions hereof.

          (C) A Mandatory Conversion or Optional Conversion may be effected only if, after giving effect to such conversion, the person receiving shares of Common Stock and Voting Stock of the Company, as applicable, upon the conversion would not be considered an "Acquiring Person" or an Affiliate or Associate of an Acquiring Person as such terms are defined in the Company's Rights Agreement.

          Section 10. Amendment. The provisions hereof shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series B Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a single class.

               IN  WITNESS   WHEREOF,   I  have  executed  and  subscribed  this
Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 29th day of July, 1998.

                          s/Harvey J. Kesner
                          -----------------------
                          Name:  Harvey J. Kesner
                          Title: General Counsel,
                          Executive Vice
                          President and
                          Secretary
ATTEST:

s/ Naina Rasheed
----------------